SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The New Ireland Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

Paul Kazarian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [●], 2022

The New Ireland Fund, Inc.

 __________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital, “Saba,” “we,” or “us”) and the Nominee (as defined below) named in the proposal below (the Nominee together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of The New Ireland Fund, Inc., a Maryland corporation and closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

As a result of what we believe to be the continued poor investment performance of the Fund, its common stock shares of beneficial interest, $0.01 par value (the “Common Shares”) trade at a significant discount to the Fund’s net asset value (“NAV”).1 We believe that this discount is attributable to a lack of effective management on the part of the board of directors (the “Board”) of the Fund and therefore believe the Board needs fresh ideas and an independent perspective to address the Fund’s discount and that the Nominee’s election to the Board will send a strong message that the Fund’s shareholders are not satisfied with the Fund’s management and their treatment of shareholder investment.

We are convinced that NOW is the time to take action to close the Fund’s discount and we urge shareholders to elect our Nominee, who, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2022 annual meeting of shareholders to be held on June 14, 2022 at 2:00 p.m., Eastern time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”). Because of the continued public health concerns regarding the coronavirus (COVID-19), the Fund disclosed in its preliminary proxy statement for the Annual Meeting filed with the Securities Exchange Commission (the “SEC”) on April 5, 2022 (the “Fund’s proxy statement”) that the Annual Meeting will be held solely by audio teleconference. Shareholders will be able to attend and participate in the Annual Meeting telephonically by e-mailing the Fund’s proxy solicitor, Di Costa Partners LLC, at meetinginfo@dicostapartners.com no later than 2:00 p.m. Eastern Time on June 10, 2022 to register. Please include the Fund’s name in the subject line and provide your name and address in the body of the e-mail. If you held Common Shares through an intermediary, such as a broker-dealer, as of the Record Date, and you want to participate in the Annual Meeting, please also include in the e-mail a proof of ownership as of the Record Date from your intermediary. Di Costa Partners LLC will then e-mail you the conference call dial-in information and instructions for voting during the Annual Meeting. Please be aware that if you wish to vote at the Annual Meeting you must first obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of Common Shares you held and your name and e-mail address. You may forward an e-mail from your intermediary containing the legal proxy or e-mail an image of the legal proxy to Di Costa Partners LLC at meetinginfo@dicostapartners.com and put “Legal Proxy” in the subject line. Di Costa Partners LLC will then e-mail you the conference call dial-in information and instructions for voting during the Annual Meeting.

Saba is seeking your support with respect to the following proposal (the “Proposal”) and to consider and act upon any other business that may properly come before the Annual Meeting.

Proposal		Our Recommendation

1.	To elect Paul Kazarian (the “Nominee”) as a Class II director to be elected by the holders of Common Shares, with such individual, if elected, to serve until the annual meeting of shareholders in 2025, or until his successor is elected and qualified to serve.	FOR the Nominee
2.	To consider and act upon any other business that may properly come before the Annual Meeting.

  _________________

1 See Bloomberg Terminal graph on page 4 below.

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This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about [●].

Based on the Fund’s proxy statement as well as other public information, the Board is currently comprised of four directors divided into three classes. Each class is elected for a term of three years, with the term of one class of directors expiring at each annual meeting of the shareholders. According to the Fund’s proxy statement, one Class II director, whose term will expire at the 2025 annual meeting of shareholders, is to be elected by holders of Common Shares at the Annual Meeting.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominee to serve as a Class II director. The name, background and qualification of the Fund’s nominee, and other information about him, can be found in the Fund’s proxy statement. There is no assurance that the Fund’s nominee will serve as a director if our Nominee is elected.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as April 14, 2022. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were [3,626,980] Common Shares outstanding according to the Fund’s proxy statement. As of the close of business on April 14, 2022, the Participants “beneficially owned” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)) [345,152] Common Shares in the aggregate, as further described in Annex I. Saba notes that on October 28, 2021, the Fund announced that it had opted into the Maryland Control Share Acquisition Act ( the "MCSAA”), by which shareholders acquiring more than one-tenth of the Fund's outstanding stock would purportedly have such shares stripped off their voting rights unless two-thirds of the shares held by “disinterested” stockholders are voted in favor of restoring such voting rights. Saba believes that the Fund's opt-in to the MCSAA violates Section 18(i) of the Investment Company Act of 1940 and would be unenforceable should Saba, or any other shareholder, acquire shares in excess of one-tenth of the Fund's outstanding stock.

We urge you to sign, date and return the GOLD proxy card “FOR” the Nominee in the Proposal. This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about [●].

Saba intends to solicit all shareholders of the Fund and deliver a proxy statement to such shareholders, which means that Saba intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to carry the Proposal described in this Proxy Statement and in the Form of GOLD Proxy Card. This proxy solicitation is being made by Saba and the Nominee, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

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REASONS FOR THIS PROXY SOLICITATION

As one of the Fund’s largest shareholders, Saba has nominated a highly-qualified and independent Nominee to the Board and is committed to improving the Fund for the benefit of all shareholders.

The Fund's three-year average discount to NAV, as of April 6, 2022, was -18.4%.

As committed investors, we are looking for the Fund to improve in order to generate maximum returns for all shareholders. As a result, Saba is nominating a highly-qualified and independent Nominee who Saba believes will bring a fresh perspective to the Board.

Saba believes that, if elected, the Nominee will be considered an independent director of the Fund under (i) the NYSE American’s Listing Standards (the “Listing Standards”), and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, Saba believes that the Nominee is not and will not be an “interested person” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

Saba’s nomination of the Nominee is aimed at improving the Fund for the benefit of all shareholders.

We urge you to support our Nominee by voting the GOLD proxy card today.

The Fund’s Common Shares currently trade at a value significantly less than what the securities held by the Fund are worth.[2] We recommend voting “FOR” the Nominee in the Proposal who, if nominated, will endeavor to close the Fund’s discount to NAV.

2 See Bloomberg Terminal graph above.

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PROPOSAL: ELECTION OF THE NOMINEE AS A CLASS II DIRECTOR

According to the Fund’s proxy statement and other public information, the Board is currently comprised of four directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years, and it is our expectation that there will be one director elected by holders of Common Shares at the Annual Meeting.

We are soliciting proxies to elect the Nominee— Paul Kazarian —to serve as director with a term expiring at the 2025 annual meeting of shareholders. The Nominee, if elected, would constitute one of four members, a minority, of the Board.

The Participants intend to vote all of their Common Shares in favor of the Nominee.

The Nominee, if elected, will serve a three-year term until the 2025 annual meeting of shareholders. There is no assurance that any incumbent director of the Fund will serve as a director if the Nominee is elected to the Board. You should refer to the Fund’s proxy statement for the name, background, qualification and other information concerning the Fund’s nominee. The age shown below is as of the date of the filing of this Proxy Statement.

Nominee:

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
PAUL KAZARIAN Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 38	None	N/A

Mr. Kazarian has served as Partner, Managing Director and Closed-End Fund Portfolio Manager at Saba Capital, an investment advisor focused on credit and equity relative value strategies, since March 2013, and is responsible for Exchange Traded products, including ETF arb and Closed-End Funds. Prior to that, Mr. Kazarian worked at RBC Capital Markets, LLC, an investment banking and management company and subsidiary of the Royal Bank of Canada (NYSE: RY), where he served as a Director in its Global Arbitrage and Trading Group, from 2007 to March 2013. Prior to that, Mr. Kazarian served at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking and management company, where he served as a technology analyst, from 2006 to 2007.

Mr. Kazarian has also served as a director of Templeton Global Income Fund since May 2021.

				N/A	Mr. Kazarian has served as a director of Templeton Global Income Fund since May 2021. Other than as disclosed herein, Mr. Kazarian has not held any directorships during the past five years.

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Mr. Kazarian received his Bachelor of Arts in Political Science from Bates College.

Mr. Kazarian’s qualifications to serve as a director include expertise in bonds, loans, equities, derivatives, ETFs and Closed-End Funds.

The Nominee does not currently hold, and has not at any time held, any position with the Fund. The Nominee does not oversee any portfolios in the Fund’s Fund Complex (as defined in the 1940 Act).

As of the date hereof, the dollar range of the equity securities of the Fund beneficially owned by the Nominee and the aggregate range of equity securities in all funds to be overseen by the Nominee, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Paul Kazarian	None	None

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. Paul Kazarian has, within the past several years, been nominated by Saba to serve as a director of additional closed-end funds, and therefore has served as a Saba nominee on multiple occasions. Paul Kazarian currently serves as a director to Templeton Global Income Fund. We believe that, if elected, the Nominee will be considered an independent director of the Fund under (i) the Listing Standards, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominee is not and will not be an “interested person” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

The Nominee will not receive any compensation from Saba for his services as a director of the Fund if elected or for any other reason. If elected, the Nominee will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee directors.

The Nominee has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that the Nominee will be unable to stand for election, but, in the event that the Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Saba, a right that Saba has reserved in its nomination notice. In the case of any of the foregoing, Saba will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee and Saba will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Saba determines to add nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Saba will supplement this Proxy Statement.

Vote Required.

According to the Amended and Restated By-Laws of the Fund, dated November 13, 2012 (the “By-Laws”), the Fund’s Articles of Amendment and Restatement of Articles of Incorporation dated March 15, 1990 (the “Charter”) and the Fund’s proxy statement, in an election of directors, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote at a meeting at which a quorum is present, up to the number of directors to be elected at such meeting, shall be elected (meaning that of the Fund’s outstanding Common Shares as of the Record Date, a plurality of such Common Shares must be voted “for” the Nominee in the Proposal for the Nominee to be approved).

Withhold votes, if any, will be treated as votes present at a Shareholders’ meeting and so will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast. Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes. Withhold votes and broker non-votes, therefore, will have no effect on the outcome of the Proposal.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR the Nominee for election at the Annual Meeting on the GOLD proxy card.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Shares at the close of business on the Record Date, April 14, 2022, are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights as of the Record Date). According to the Fund’s proxy statement, the only outstanding class of securities of the Fund entitled to vote at the Annual Meeting is the Common Shares.

How do I vote my shares?

Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Nominee. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR” of the Nominee listed in the Proposal.

How should I vote on the Proposal?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR” the Nominee standing for election to the Board named in this Proxy Statement.

How many shares must be present to hold the Annual Meeting?

According to the By-Laws, the holders of a majority of the outstanding shares entitled to vote in person or represented by proxy shall constitute a quorum for the election of directors at the Annual Meeting. Withhold votes are counted for purposes of determining whether a quorum is present, but are not counted for voting purposes with regards to any proposal. Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

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What vote is needed to approve the Proposal?

The Proposal – Election of the Nominee. According to the By-Laws, the Charter and the Fund’s proxy statement, in an election of directors, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote at a meeting at which a quorum is present, up to the number of directors to be elected at such meeting, shall be elected (meaning that of the Fund’s outstanding Common Shares as of the Record Date, a plurality of such Common Shares must be voted “for” the Nominee in the Proposal for the Nominee to be approved). Withhold votes will have no effect on the Proposal.

THE ONLY WAY TO SUPPORT THE NOMINEE FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR” THE NOMINEE ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “WITHHOLD” ON THEIR DIRECTOR NOMINEE. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

What are “broker non-votes” and what effect do they have on the Proposal?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, if you receive proxy materials from or on behalf of both Saba and the Fund, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes with regards to the Proposal.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any white proxy card or solicitation materials that may be sent to you by the Fund. Voting “WITHHOLD” for the Fund’s nominee on its white proxy card is not the same as voting for our Nominee because a vote withheld for the Fund’s nominee on the Fund’s white proxy card will revoke any previous voting instructions that you submitted. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);
•	delivering a written revocation to the secretary of the Fund; or
•	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

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If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba and the Nominee. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominee. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $[●] based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately [●] persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $[●]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[●]. If successful in its proxy solicitation through the election of the Nominee listed in the Proposal, Saba may seek reimbursement of these costs from the Fund. For the avoidance of doubt, such reimbursement is not guaranteed. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s shareholders. The Board, which will consist of the Nominee, if elected, and three incumbent directors of the Fund, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its shareholders.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Fund’s proxy statement and annual report) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Fund at One Boston Place, 201 Washington Street, 36th Floor, Boston, MA 02108 or by calling 1-800-468-6475. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

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Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2023 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meetings. We take no responsibility for the accuracy or completeness of information contained in the Fund’s proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information. As we may distribute our definitive proxy statement before the Fund files the Fund’s definitive proxy statement, in such case we will provide any previously omitted information in a supplement filed as a revised definitive proxy statement, including completing references to the date and time of the Annual Meeting.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.edgar.sec.gov. The Edgar file number for the Fund is 811- 05984.

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CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P. Boaz R. Weinstein Paul Kazarian [●], 2022

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ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”); (ii) Boaz R. Weinstein, principal of Saba (“Mr. Weinstein,” and together with Saba Capital, “Saba”) and (iii) the Nominee. The entities and individuals listed in this paragraph may each be deemed a “Participant” and, collectively, the “Participants.”

As of the close of business on [●], 2022, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, [345,152] Common Shares, par value $0.01 per share, of the Fund, representing approximately [9.5]% of the Fund’s outstanding Common Shares. The percentages used herein are based upon [3,626,980] Common Shares outstanding as of the Record Date, as disclosed in the Fund’s proxy statement. Saba may be deemed to beneficially own, in the aggregate, [345,152] Common Shares. Of the [345,152] Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as follows: (a) [345,152] Common Shares may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts, such funds and accounts, the (“Saba Entities”); and (b) [345,152] Common Shares may be deemed to be beneficially owned by Boaz R. Weinstein, a United States citizen (“Mr. Weinstein”) by virtue of his status as the principal of Saba.

As of the date of this filing, the Nominee did not beneficially own any Common Shares, and the Nominee does not beneficially own any other securities of the Fund.

The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of the Saba Entities is to invest in securities.

The principal business address of each of Saba Capital, Mr. Weinstein and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

The Nominee is a citizen of the United States. Information on the principal occupation and business address of the Nominee is set forth in the Proposal.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

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Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

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Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities

Date	Side	Common Shares
7/2/2021	Buy	1,242
7/6/2021	Buy	10,000
7/7/2021	Buy	16,894
7/8/2021	Buy	1,758
7/9/2021	Buy	933
7/12/2021	Buy	1,822
7/13/2021	Buy	7,467
7/14/2021	Buy	11,000
7/15/2021	Buy	31,021
7/30/2021	Buy	5,123
8/3/2021	Buy	1,182
8/9/2021	Buy	2,932
8/16/2021	Buy	2,070
8/17/2021	Buy	4,674
8/19/2021	Buy	100
8/20/2021	Buy	300
8/23/2021	Buy	1,914
8/24/2021	Buy	3,946
8/26/2021	Buy	251
8/27/2021	Buy	2,400
8/30/2021	Buy	3,560
9/8/2021	Buy	600
10/15/2021	Buy	16,253
10/18/2021	Buy	6,200
10/19/2021	Buy	11,823
10/27/2021	Buy	10,549
10/29/2021	Buy	14,801
11/1/2021	Buy	12,929
11/2/2021	Buy	15,908
11/4/2021	Buy	16,409
11/5/2021	Buy	33,395
11/8/2021	Buy	18,787
12/2/2021	Buy	110
12/7/2021	Buy	58,678
12/8/2021	Buy	6,445
12/9/2021	Buy	11,676
[●]	[●]	[●]

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IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Nominee by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted to approve the Proposal to elect Saba’s Nominee. Returning the Fund’s white proxy card will revoke any GOLD proxy card previously returned to Saba.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Fund or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 210

Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090 or Collect at: (203) 972-9300

E-mail: Saba@investor-com.com

15

PRELIMINARY COPY SUBJECT TO COMPLETION

Form of Gold Proxy Card

The New Ireland Fund, Inc.

Proxy Card for 2022 Annual Meeting of Shareholders

Scheduled to be held on June 14, 2022 (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA CAPITAL”), Boaz R. Weinstein AND THE INDIVIDUAL NAMED IN PROPOSAL 1

THE BOARD OF DIRECTORS (THE “BOARD”) OF THE NEW IRELAND FUND, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Pierre Weinstein and John Grau and each of them, attorneys and agents with full power of substitution to vote all common shares of The New Ireland Fund, Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Fund Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Fund scheduled to be held on June 14, 2022 at 2:00 p.m., Eastern time, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR” the nominee in Proposal 1 (the “Nominee”). None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “▣” IN BLACK OR BLUE INK

We recommend that you vote “FOR” the Nominee below:

Proposal 1 – Election at the Annual Meeting of the one individual nominated by Saba Capital.

2022 Nominee: Paul Kazarian	FOR	WITHHOLD
	❑	❑

Proposal 2 – To transact such other business as may properly come before the Annual Meeting.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.